Exhibit 10.14

STAND-ALONE NON-QUALIFIED STOCK OPTION AGREEMENT

* * * * *

Participant: Ryan K. Wuerch

Grant Date: March 26, 2010

Per Share Exercise Price: $1.36

Number of Shares subject to this Option: 5,000,000

* * * * *

THIS STAND-ALONE NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Motricity, Inc., a company organized in the State of Delaware (the “Company”).

WHEREAS, this non-qualified stock option (this “Option”) is granted to the Participant on a stand-alone basis outside the Company’s 2010 Long-Term Incentive Plan (the “Plan”), in connection with the Participant’s entering into the Employment Agreement between the Participant and the Company, dated January 19, 2010 (the “Employment Agreement”). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Option had this Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Option, and accordingly, references to the Plan are made herein for such purpose; and

WHEREAS, it has been determined that it would be in the best interests of the Company to grant the Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, this Option to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”); provided, that in the event the Registration Date does not occur prior to July 31, 2010 then this Option shall become null and void ab initio. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting and Exercise.

(a) Vesting. The Option subject to this grant shall become vested and exercisable as to twenty-five percent (25%) on each of the first four (4) anniversaries of the Registration Date, provided the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates (i.e., the Option will be 100% vested four (4) years following the Registration Date if the Participant is then employed by the Company and/or one of its Subsidiaries or Affiliates). There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company and/or its Subsidiaries or Affiliates on each applicable vesting date.

(b) Certain Terminations. Upon the Participant’s Termination (i) by the Company without Cause, other than due to death or Disability or (ii) by the Participant for Good Reason, fifty percent (50%) of the outstanding unvested portion of this Option as of the date of such Termination shall immediately vest and become exercisable. Notwithstanding anything herein or in the Plan to the contrary, for purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meanings as are ascribed thereto in the Employment Agreement.

(c) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date (the “Expiration Date”).

4. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a) Termination due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(b) Termination Without Cause or for Good Reason. In the event of the Participant’s Termination (i) by the Company without Cause, other than by reason of death or Disability, or (ii) by the Participant for Good Reason, the vested portion of this Option shall remain exercisable until the earlier of (I) ninety (90) days from the date of such Termination, and (II) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(c) Voluntary Termination. In the event of the Participant’s voluntary Termination, other than for Good Reason, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3 hereof.

(d) Termination for Cause. In the event of the Participant’s Termination by the Company for Cause, the Option granted hereunder (whether or not vested) shall terminate and expire upon such Termination. The provisions of Section 6.4(c) of the Plan shall apply to this Option.

(e) Treatment of Unvested Option upon Termination. Except as provided under Section 3, any portion of this Option that is not vested as of the date of the Participant’s Termination shall terminate and expire as of the date of such Termination.

5. Method of Exercise and Payment.

Subject to Section 8, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, by the filing of an exercise notice in the form attached as Exhibit A hereto and payment in full of the Per Share Exercise Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

6. Non-transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect. Further, any shares of Common Stock acquired by a permissible transferee (i) upon the exercise of the Option by a permissible transferee or (ii) pursuant to a Transfer after the exercise of the Option shall be subject to the terms of the Plan and this Agreement.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without cause.

12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary or Affiliate) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13. Compliance with Laws. The issuance of this Option (and the Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder. Specifically, as a condition to the receipt of shares of Common Stock pursuant to exercise of this Option, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish for any such time prior to the registration of the Company’s capital stock under the Securities Exchange act of 1934, as amended, and traded on a national exchange.

19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20. Acquired Rights. The Participant acknowledges and agrees that: (a) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (b) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (c) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MOTRICITY, INC.

By:
Name:
Title:

PARTICIPANT

Name:	Ryan K. Wuerch

Exhibit A

MOTRICITY, INC. 2010

LONG TERM INCENTIVE PLAN

EXERCISE NOTICE

Motricity, Inc.

601108th Avenue NE

Suite 900

Bellevue, WA 98004

Attn: Chief Human Resources Officer

1.	Exercise of Option. Effective as of today, , 20 , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase shares of the Common Stock (the “Shares”) of Motricity, Inc. (the “Company”) under and pursuant to the 2010 Long Term Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement, dated , 20 (the “Award Agreement”).

2.	Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.

3.	Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement, and agrees to abide by and be bound by their terms and conditions. Participant hereby certifies that he/she is in compliance with the terms and conditions of the Plan and that to the best of his/her knowledge that he/she has not engaged in, and does not intend to engage in, behavior that would result in a Termination for Cause (as defined in the Plan).

4. Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act, and provided further that if requested by the Managing Underwriter or the Company, such Participant shall further evidence the foregoing restrictions by executing a “lock-up” agreement in the form provided by the Managing Underwriter or the Company. The Company may impose stop-transfer instructions with respect to the Shares and its other securities subject to the foregoing restrictions until the end of the Market Standoff Period.

5.	Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares (as defined in the Award Agreement), notwithstanding the exercise of the Option (as defined in the Award Agreement). The Shares shall be issued to Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 4.2 of the Plan.

6.	Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7.	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, successors and assigns.

8.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee (as defined in the Plan) which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

9.	Governing Law; Venue. This Agreement and any disputes or claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of Delaware without regard for any rules of conflicts of law. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to, or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Delaware and the parties each hereby waive the right to a trial by jury of any claim, demand, action or causes of action under this Agreement. Participant and the Company consent to the jurisdiction of such courts over the subject matter of this Agreement. Participant waives any right Participant might have to transfer or change the venue of any litigation brought against Participant by the Company. In no event shall any dispute arising out of, or in connection with, this Agreement be submitted to arbitration or mediation.

10.

Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	MOTRICITY, INC.

Signature	By

Print Name	Title

Address:	Address:

Date Received by Company: ________________